                                                    Registration No.  333-______

    As filed with the Securities and Exchange Commission on December 17, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        RAMCO-GERSHENSON PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                   13-6908486
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

 27600 NORTHWESTERN HIGHWAY, SUITE 200                      48034
       SOUTHFIELD, MICHIGAN                              (Zip Code)
(Address of Principal Executive Offices)

           1996 SHARE OPTION PLAN OF RAMCO-GERSHENSON PROPERTIES TRUST
                            (Full title of the plan)

                              DENNIS E. GERSHENSON
                                    PRESIDENT
                        RAMCO-GERSHENSON PROPERTIES TRUST
                      27600 NORTHWESTERN HIGHWAY, SUITE 200
                              SOUTHFIELD, MI 48034
                     (Name and address of agent for service)

                                 (248) 350-9900
          (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
       Title of                                        Proposed                 Proposed
      securities                 Amount                 maximum                  maximum              Amount of
         to be                    to be             offering price              aggregate           registration
      registered               registered             per share              offering price              fee
-----------------------------------------------------------------------------------------------------------------
Shares (1)                   855,054 shares         $    19.34 (2)           $ 16,536,744.36 (2)        $  4,878.34

(1) Shares of beneficial interest of the Registrant, $.10 par value per share ("Shares")

(2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act, solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Shares as traded on the New York Stock Exchange on December 11, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Annual Report of Ramco-Gershenson Properties Trust (the "Registrant") on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on March 28, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May 15, 1997, pursuant to the Exchange Act.

         3. Quarterly Report of the Registrant on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 13, 1997, pursuant to the Exchange Act.

         4. Quarterly Report of the Registrant on Form 10-Q for the quarter ended September 30, 1997, as filed with the Commission on November 14, 1997, pursuant to the Exchange Act.

         5. The Report of the Registrant on Form 8-K, filed with the Commission on November 14, 1997, pursuant to the Exchange Act.

         6. The description of the Registrant's Shares contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on November 1, 1988, pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.





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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed upon by Honigman Miller Schwartz and Cohn, Detroit, Michigan, general counsel to the Registrant. Attorneys with Honigman Miller Schwartz and Cohn may be deemed to beneficially own 65,470 Shares as of December 16, 1997.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Declaration of Trust of the Registrant provides that a trustee, officer, employee or agent of the Registrant shall not be personally liable to the Registrant or to any shareholder, trustee, officer, employee or agent of the Registrant or to any other person for any action or failure to act. However, the Declaration does not eliminate or limit the liability of a trustee, officer, employee or agent for breach of the duty of loyalty to the Registrant for (i) acts or omissions not in good faith or involving intentional misconduct or knowing violations or (ii) any transaction where the trustee, officer, employee or agent derived an improper benefit. Subject to the following exceptions, the Registrant shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he is or was a trustee, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant will not indemnify any person for (i) acts or omissions not in good faith or not in a manner that the trustee, officer, employee or agent believed to be in or not opposed to the best interests of the Registrant; (ii) with respect to any criminal action or proceeding, conduct which the trustee, officer, employee or agent had reasonable cause to believe that the conduct was unlawful; or (iii) willful misconduct.

         The Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $10 million in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable


ITEM 8.  EXHIBITS.

         4.1      1996 Share Option Plan of Ramco-Gershenson Properties Trust

         4.2 Amended and Restated Declaration of Trust of RPS Realty Trust, dated October 14, 1988, as amended on May 10, 1996, incorporated by reference to Exhibits 3 and 4(a) to the Registrant's Registration Statement on Form S-4 (Registration No. 33-25272) and to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

         4.3 By-laws of RPS Realty Trust, dated December 6, 1989, as amended on May 10, 1996, incorporated by reference to Exhibit
                  4.2 to the Registrant's Current Report on Form 8-K, dated December 6, 1989, and to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

         5        Opinion of Honigman Miller Schwartz and Cohn

         23.1     Consent of Deloitte & Touche LLP

         23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include  any  prospectus  required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic


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                  reports  filed by the  Registrant  pursuant  to  Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on December 10, 1997.


                                   RAMCO-GERSHENSON PROPERTIES TRUST



                                   By:  /s/ Dennis E. Gershenson
                                      ------------------------------------------
                                          Dennis E. Gershenson
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of RAMCO-GERSHENSON PROPERTIES TRUST, a Massachusetts business trust (the "Trust"), hereby constitutes and appoints Joel D. Gershenson and Dennis E. Gershenson, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Trust under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Trust's Shares, pursuant to the 1996 Share Option Plan of Ramco-Gershenson Properties Trust, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                      Title                                   Date
       ---------                      -----                                   ----

                             President, Chief Executive
/s/ Dennis E. Gershenson     Officer and Trustee
-------------------------    (Principal Executive Officer)               December 10, 1997
Dennis E. Gershenson
                             Chief Financial Officer
/s/ Richard J. Smith         (Principal Financial Officer and
-------------------------    Principal Accounting Officer)               December 10, 1997
Richard J. Smith

/s/ Stephen R. Blank
-------------------------     Trustee                                    December 10, 1997
Stephen R. Blank

/s/ Joel D. Gershenson
-------------------------     Trustee                                    December 10, 1997
Joel D. Gershenson

/s/ Arthur H. Goldberg
-------------------------     Trustee                                    December 10, 1997
Arthur H. Goldberg

/s/ Selwyn Isakow
-------------------------     Trustee                                    December 10, 1997
Selwyn Isakow

/s/ Herbert Liechtung
-------------------------     Trustee                                    December 10, 1997
Herbert Liechtung


-------------------------     Trustee
Robert A. Meister

/s/ Joel M. Pashcow
-------------------------     Trustee                                    December 10, 1997
Joel M. Pashcow


-------------------------     Trustee
Mark K. Rosenfeld

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
-------                             -------


4.1  1996 Share Option Plan of Ramco-Gershenson Properties Trust

4.2 Amended and Restated Declaration of Trust of RPS Realty Trust, dated October 14, 1988, as amended on May 10, 1996, incorporated by reference to Exhibits 3 and 4(a) to the Registrant's
     Registration Statement on Form S-4 (Registration No.
     33-25272) and to Exhibit 3(i) to the Registrant's Quarterly
     Report on Form 10-Q for the period ended June 30, 1996.

4.3 By-laws of RPS Realty Trust, dated December 6, 1989, as amended on May 10, 1996, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated December 6, 1989, and to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

5    Opinion of Honigman Miller Schwartz and Cohn

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

24 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration
     Statement)